Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

We hereby consent to the use in this Registration Statement on Form S-1 of Actelis Networks, Inc. of our report dated March 30, 2022 relating to the financial statements, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts" in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
April 15, 2022
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Pwc Israel, 146 Derech Menachem Begin St. Tel-Aviv 6492103,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il